Exhibit 99.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 7, 2020, by and among TRATON SE, a Societas Europaea (“Parent”), Dusk Inc., a Delaware corporation and a wholly-owned indirect Subsidiary of Parent (“Merger Subsidiary”) and the persons and entities listed on Exhibit A hereto (together with any subsequent stockholders or transferee who become Stockholders pursuant to Section 4.02, collectively the “Stockholders” and each individually a “Stockholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Navistar International Corporation, a Delaware corporation (the “Company”), Parent and Merger Subsidiary, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock other than shares held by Parent or its Affiliates, par value $0.10 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Common Merger Consideration, as specified in the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner (as defined herein) of the shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A hereto (the “Existing Stockholder Shares”);

WHEREAS, the consummation of the Merger requires receipt of the Company Stockholder Approval;

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Stockholder Shares (as defined herein); and

WHEREAS, the Board of Directors of the Company has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, and has approved the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the Stockholders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

Section 1.01. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Affiliate” means, with respect to an entity, any other entity controlling, controlled by or under common control with, such entity. The term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise. For purposes hereof, the Company and its Subsidiaries shall be deemed not to be Affiliates of any of the Stockholders or any of their respective Affiliates, and the Stockholders and their respective Affiliates shall be deemed not to be Affiliates of the Company or any of its Subsidiaries.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Stockholder Shares” means, with respect to each Stockholder, such Stockholder’s Existing Stockholder Shares, (i) plus any shares of Company Common Stock or other capital stock of the Company and any shares of Company Common Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other capital stock of the Company, in each case, that such Stockholder has or acquires Beneficial Ownership of on or after the date hereof (including as a result of any change in the Company Stock by reason of any reclassification, reorganization, stock split or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization), (ii) less any shares of Company Common Stock disposed of pursuant to a Permitted Transfer and (iii) less the Excluded Shares.

“Encumbrance” means any lien, charge, pledge, security interest, claim or other encumbrance. The term “Encumber” shall have a correlative meaning.

“Excluded Shares” means 1,250,000 shares of Company Common Stock that are Beneficially Owned by the Stockholders as of the date hereof.

“Expiration Date” means the date on which the Merger Agreement is terminated in accordance with its terms.

“Other Voting and Support Agreement” means that certain Voting and Support Agreement, dated as of the date hereof, by and among Parent and the Other Stockholders.

“Other Stockholders” means the Stockholders (as defined therein) under the Other Voting and Support Agreement.

“Permitted Transfer” means a Transfer of Covered Stockholder Shares by any Stockholder (a) to any of its Affiliates, (b) by will or other Transfers for estate planning purposes, or (c) to any other Person to whom Parent has consented in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed).

“Representatives” means, with respect to a Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors.

“Transfer” means, directly or indirectly, to sell, transfer, assign, Encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer or otherwise). A Transfer shall not include any Encumbrance or hypothecation of securities as long as the applicable Stockholder retains the right to vote the Covered Stockholder Shares in accordance with this Agreement.

ARTICLE 2

VOTING

Section 2.01. Agreement To Vote.

(a)    Each Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that its Covered Stockholder Shares are entitled to vote thereon or consent thereto:

(i)    appear (in person or by proxy) at each such meeting or otherwise cause all of such Stockholder’s Covered Stockholder Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)    vote (or cause to be voted), in person or by proxy, all of the Covered Stockholder Shares: (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement, (2) any proposal by the Company to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters and (3) any non-binding advisory vote on “golden parachute” executive compensation arrangements or (B) against any Acquisition Proposal or Superior Proposal.

(b)    Each Stockholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of Delaware Law) in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Subsidiary, the Company or any of their respective Affiliates (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with the evaluation, negotiation or entry into this Agreement or the transactions contemplated by the Merger Agreement (it being understood and agreed that nothing in this section shall restrict or prohibit such Stockholder from participating as a defendant or asserting counterclaims or defenses, in any action or proceeding brought or claims asserted against it or any of its Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement).

Section 2.02. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to any of its Covered Stockholder Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Covered Stockholder Shares (except pursuant to any irrevocable proxy card (in the form provided by the Company) delivered to the Company directing that any of its Covered Stockholder Shares be voted in accordance with Section 2.01) and (c) has not given, any voting instructions or authorities in any manner inconsistent with Section 2.01, with respect to any of its Covered Stockholder Shares (other than that certain Settlement Agreement, by and among the Company and the Stockholders, dated as of October 5, 2012 (as amended, supplemented, restated or otherwise modified from time to time, prior to the date hereof, the “Settlement Agreement”), the restrictions of which have been waived by the Board of Directors of the Company as of the date of this Agreement; provided, however, that this Section 2.02 shall not preclude any Stockholder from Transferring its Covered Stockholder Shares pursuant to a Permitted Transfer. Each Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of any of its Covered Stockholder Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to any of its Covered Stockholder Shares, in each case to the extent such proxies, powers of attorney, instructions or other requests would be reasonably likely to hinder such Stockholder’s compliance with the terms of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder hereby represents and warrants to Parent and the Merger Subsidiary as of the date hereof as follows:

Section 3.01. Authorization; Validity of Agreement. Such Stockholder, if it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, as applicable, each constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.02. Ownership. Unless Transferred pursuant to a Permitted Transfer, (a) the Existing Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A are, and all of such Stockholder’s Covered Stockholder Shares during the term of this Agreement will be, Beneficially Owned or owned of record by such Stockholder and (b) such Stockholder has good and valid title to such Existing Stockholder Shares. As of the date hereof, (A) the Existing Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A constitute all of the shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder and (B) except as set forth on Exhibit A, no member of such Stockholder’s immediate family or trust for the benefit of such Stockholder and/or any member of such Stockholder’s immediate family Beneficially Owns or owns of record any shares of Company Common Stock (or any other equity interests of the Company). Unless Transferred pursuant to a Permitted Transfer, such Stockholder has and, other than with respect to the Excluded Shares, will have at all times during the term of this Agreement the requisite voting power (including the right to control such vote as contemplated herein), the requisite power of disposition, the requisite power to issue instructions with respect to the matters set forth in Article 2, and the requisite power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Existing Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A and with respect to all of such Stockholder’s Covered Stockholder Shares at all times during the term of this Agreement.

Section 3.03. No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated by this Agreement will not (a) conflict with or violate any Applicable Law or any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound in a manner that would be reasonably expected to materially impair the consummation of the transactions contemplated by this Agreement.

Section 3.04. Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require such Stockholder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filing of any required reports with the SEC.

Section 3.05. Absence of Litigation. As of the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before (or, in the case of threatened proceedings, that would be before) any arbitrator or Governmental Authority, that has had or would reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder or that, to such Stockholder’s knowledge, in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Merger Agreement.

Section 3.06. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Subsidiary or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder. For the avoidance of doubt, it is acknowledged that the Company has retained J.P. Morgan Securities LLC and PJT Partners LP as its financial advisors in connection with the Merger Agreement, and each of them may be entitled to a fee or commission from the Company in respect of the Merger Agreement.

Section 3.07. Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

Parent and Merger Subsidiary hereby represent and warrant to each Stockholder as of the date hereof as follows:

Section 4.01. Authorization; Validity of Agreement. Each of Parent and Merger Subsidiary is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Parent and Merger Subsidiary has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by the Merger Agreement and this Agreement. This Agreement has been duly authorized, executed and delivered by Parent and Merger Subsidiary and, assuming due authorization, execution and delivery by the other parties hereto, as applicable, constitutes a valid and binding obligation of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.02. No Violation. The execution and delivery of this Agreement by Parent and Merger Subsidiary does not, and the performance by Parent and Merger Subsidiary of their respective obligations hereunder and the consummation of the transactions contemplated hereby and under the Merger Agreement will not, (i) conflict with or violate any Applicable Law or any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of Parent or Merger Subsidiary or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of Parent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent is a party, or by which it or any of its properties or assets may be bound, except, in the case of clause (ii), as would not, or would not reasonably be expected to, impair the ability of Parent to perform its obligations hereunder or consummate the transactions contemplated hereby or under the Merger Agreement in a timely manner.

ARTICLE 5

OTHER COVENANTS

Section 5.01. Press Releases.

(a)    During the term of this Agreement and until the earlier to occur of the Expiration Date or the Effective Time, each Stockholder agrees to (i) notify the Parent before issuing any press release or making any written public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, agrees not to issue any such press release, or make any such other written public statement before such notification and (ii) not make any disparaging written or oral public statement with respect to the transactions contemplated by the Merger Agreement; provided that the restrictions set forth in this Section 5.01 shall not apply to any release or public statement in connection with any dispute between the parties regarding this Agreement, the Merger Agreement, or the transactions contemplated by the Merger Agreement and provided further that Parent and Merger Subsidiary acknowledge that the Stockholders shall be permitted to disclose the existence and contents of this Agreement on any amendment to Schedule 13D.

(b)    Any violation of this Section 5.01 by any controlled Affiliate of a Stockholder shall be deemed to be a violation by such Stockholder of this Section 5.01.

Section 5.02.    Prohibition On Transfers; Other Actions. Until the termination of this Agreement in accordance with Section 6.01, except as otherwise contemplated by this Agreement, each Stockholder agrees that it shall not Transfer Beneficial Ownership of any of the Covered Stockholder Shares (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer; provided, that prior to and as a condition to the effectiveness of any such Permitted Transfer, the transferee executes and delivers to Parent a joinder to this Agreement in the form attached hereto as Exhibit B. Each Stockholder agrees that it shall not (i) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate, or result in or give rise to a violation of, the Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (ii) take any action that would restrict such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Each Stockholder agrees not to request that the Company or its transfer agent register the Transfer (book-entry or otherwise) of any of its Covered Stockholder Shares in violation of this provision and hereby consents to the entry of stop transfer instructions by the Company of any Transfer of its Covered Stockholder Shares, unless such Transfer is a Permitted Transfer or is otherwise contemplated by this Agreement.

Section 5.03. No Solicitation; Support Of Acquisition Proposals.

(a)    During the term of this Agreement each Stockholder agrees that it shall not, and shall cause each of its controlled Affiliates, and its and their respective Representatives not to, directly or indirectly (1) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (2) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (3) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Company Common Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (4) recommend or enter into, or publicly propose to recommend or enter into, or allow any of its controlled Affiliates to enter into, any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an

Acquisition Proposal or (5) agree or propose to do any of the foregoing. Each Stockholder shall and shall cause its controlled Affiliates, and instruct its and their respective Representatives, to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives and its financing sources conducted prior to the date hereof with respect to any Acquisition Proposal. Each Stockholder agrees to promptly (and in any event within 24 hours) notify Parent after receipt by it of any Acquisition Proposal, any inquiry from a Third Party, or any request for information relating to the Company or any of its Subsidiaries by any Third Party to such Stockholder that the Stockholder reasonably believes is considering making any Acquisition Proposal. Any material amendment to any Acquisition Proposal received by such Stockholder will be deemed to be a new Acquisition Proposal for purposes of each Stockholder’s compliance with this Section 5.03. Notwithstanding the foregoing, each Stockholder may (and may permit its controlled Affiliates and its and its controlled Affiliates’ respective Representatives to) participate in discussions and negotiations with any Person making an Acquisition Proposal (or its Representatives) with respect to such Acquisition Proposal if: (i) the Company is engaging in discussions or negotiations with such Person in accordance with Section 6.03 of the Merger Agreement with respect to such Acquisition Proposal; and (ii) such Stockholder’s participation in negotiations and discussions is in conjunction with and ancillary to the Company’s discussions and negotiations.

(b)    For the avoidance of doubt, for the purposes of this Section 5.03, any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative or controlled Affiliate of any Stockholder or any of its controlled Affiliates. Notwithstanding anything in this Agreement to the contrary, (i) no Stockholder shall be responsible for the actions of the Company or any member of the Board of Directors of the Company (or any member of any Committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) no Stockholder makes any representations or warranties with respect to the actions of any of the Company Related Parties and (iii) any breach by the Company (including as the result of any action or omission of any member of the Board of Directors or any other Company Related Parties) of its obligations under the Merger Agreement shall not be considered a breach, nor serve as the basis of a claim by, Parent, Merger Subsidiary or any of their respective Affiliates that any Stockholder is in breach of its obligations hereunder or should otherwise have any liability or obligation under the Merger Agreement (including, without limitation, Section 6.03 thereunder).

Section 5.04. Further Assurances. From time to time, at Parent’s reasonable request, each Stockholder agrees to take all such further actions as may be necessary to effect the actions contemplated by this Agreement. Without limiting the foregoing, each Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC or any applicable securities laws or exchanges such Stockholder’s identity and ownership of the Covered Stockholder Shares, and the nature of such Stockholder’s obligations under this Agreement; provided, that Parent shall, reasonably in advance of any such disclosure, provide advances copies of all such disclosure to each Stockholder and shall consider in good faith the comments of such Stockholder but solely to the extent such comments are received by Parent within two Business Days of receipt by such Stockholder of such disclosure.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(a)    the Effective Time;

(b)    the Expiration Date;

(c)    an Adverse Recommendation Change;

(d)    the conclusion of the Company Stockholder Meeting (including any adjournment or postponement thereof); or

(e)    the entry into, or granting of any change, modification or amendment to, or waiver of, the terms of the Merger Agreement (other than an amendment, modification or waiver that does not adversely affect the rights of the Stockholders for which the Stockholders did not provide prior written consent).

The representations, warranties and covenants of the parties contained in this Agreement shall not survive the termination or expiration of this Agreement; provided, however, that Section 2.01(b), Section 5.01, Section 5.04, this Section 6.01, Section 6.02, and Sections 6.04 through 6.14 shall survive the termination or expiration of this Agreement. Notwithstanding the foregoing, neither the provisions of this Section 6.01 nor the termination of this Agreement shall (i) relieve any party hereto from liability for any material and willful breach or material and willful violation occurring prior to such termination or expiration or (iii) terminate the obligations under Article 6.

Section 6.02. No Agreement As Director. This Agreement is being entered into by each Stockholder solely in its capacity as a Beneficial Owner of the Covered Stockholder Shares. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall prohibit, limit or restrict any Stockholder or any Affiliate or Representative of any Stockholder in his or her capacity as a director or officer of the Company from (a) acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, and no such actions or omissions shall be deemed a breach of this Agreement or (b) exercising his or her fiduciary duties to the Company or its stockholders (including with respect to any Acquisition Proposal), in each case, including with respect to the Merger Agreement and the transactions contemplated thereby.

Section 6.03. No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Parent and Merger Subsidiary acknowledge and agree for the benefit of the Stockholders and their Affiliate that, except as expressly set forth in this Agreement, all rights, powers and all ownership and economic benefits of and relating to the Covered Stockholder Shares shall remain vested in and belong to the Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent or Merger Subsidiary any power, sole or shared, to direct or control the voting or disposition of any of the Covered Stockholder Shares or the Excluded Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law.

Section 6.04. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereunder shall be in writing and shall be deemed given to a party when it is both (i) either (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) delivered by registered or certified mail, return receipt requested, and (ii) sent to such party by email, provided that the transmission of the email is promptly confirmed by telephone, in each case, to the following addresses, numbers or email addresses and marked to the attention of the Person (by name or title) designated below, or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided below:

(i)    if to Parent or Merger Subsidiary to:

TRATON SE

Dachauer Str. 641

80995 Munich

Attention:        Dr. Klaus Schartel

                         Do Young Kim

E-mail:             klaus.schartel@traton.com

E-mail:            do.young.kim@traton.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:        George R. Bason, Jr.

                         Michael Davis

E-mail:             george.bason@davispolk.com

                         michael.davis@davispolk.com

and

(ii)    if to the Stockholders to:

16690 Collins Avenue, Penthouse Suite

Sunny Isles Beach, FL 33160

Attention:        Keith Cozza

Telephone:      (305) 422-4100

E-mail:            Kcozza@sfire.com

with a copy (which shall not constitute notice) to:

Icahn Capital LP

16690 Collins Avenue, Penthouse Suite

Sunny Isles Beach, FL 33160

Attention:        Andrew Langham

Telephone:      (305) 422-4100

Facsimile:       (917) 591-3310

E-mail:            alangham@sfire.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally, three (3) business days after deposit in the mail if sent by registered or certified mail, upon confirmation of receipt if sent by email (provided, that if given by email such notice, request, instruction or other document shall be confirmed within one business day by dispatch pursuant to one of the other methods described herein) or on the next business day after deposit with an overnight courier.

Section 6.05. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.

Section 6.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 6.07. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 6.08 Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.04 shall be deemed effective service of process on such party.

(b)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.09. Amendment; Waiver; Other Voting and Support Agreement; Excluded Shares.

(a)    Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, that the Company’s prior written consent shall be required with respect to any amendment or waiver of any provision of this Agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the timely consummation of the Merger, the satisfaction of the conditions under the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

(c)    Other Voting and Support Agreement. Parent and Merger Subsidiary acknowledge and agree, for the benefit of the Stockholders and their Affiliates, that the Other Voting and Support Agreement is identical to this Agreement in all respects, other than the number of Existing Stockholder Shares held by the Other Stockholders as set forth in Exhibit A to the Other Voting and Support Agreement, the identity of the Other Stockholders and the provisions related to the Excluded Shares. During the term of this Agreement, Parent and Merger Subsidiary agree that it will not amend, modify or waive the Other Voting and Support Agreement or grant any rights, or otherwise enter into any arrangement, agreement or understanding with the Other Stockholders relating to the types of matters contemplated by this Agreement or any exhibits hereto that provide any right more favorable than those set forth in this Agreement, without the prior written consent of the Stockholders and that if it does so after having received such consent, that the Parent and Merger Subsidiary shall offer the same rights to the Stockholders, all of which shall be identical to those being provided to the Other Stockholders and effective simultaneously therewith.

(d)    Excluded Shares. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the Excluded Shares shall not be subject to the obligations set forth in this Agreement, including the obligations set forth in Section 2 or Section 5 hereof.

Section 6.10. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.12. Successors And Assigns; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer (which, for the avoidance of doubt, will not relieve the Stockholder of its obligations hereunder), no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns; provided, however, that the Company is hereby made an express third-party beneficiary of, and is entitled to specifically enforce the obligations set forth in, Sections 2.01, 6.01, 6.08, 6.09 and 6.10.

Section 6.13. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.14. Stockholders. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that each representation, warranty, covenant, agreement and obligation of any Stockholder in this Agreement shall be a several representation, warranty, covenant, agreement or obligation (as applicable) of such Stockholder made solely as to such Stockholder. No Stockholder shall be responsible or liable in any way whatsoever for any representation, warranty, covenant, agreement or obligation of any other Stockholder in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

TRATON SE

By:	/s/ Matthias Gründler
Name:	Matthias Gründler
Title:	Chief Executive Officer

By:	/s/ Christian Schulz
Name:	Christian Schulz
Title:	Chief Financial Officer

DUSK INC.

By:	/s/ Do Young Kim
Name:	Do Young Kim
Title:	Chairman

By:	/s/ Franz Haslinger
Name:	Franz Haslinger
Title:	Secretary/Treasurer

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

ICAHN PARTNERS MASTER FUND LP ICAHN OFFSHORE LP ICAHN PARTNERS LP ICAHN ONSHORE LP BECKTON CORP.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Executive Officer

ICAHN CAPITAL LP

  By: IPH GP LLC, its general partner

  By: Icahn Enterprises Holdings L.P., its sole member

  By: Icahn Enterprises G.P. Inc., its general partner

IPH GP LLC

  By: Icahn Enterprises Holdings L.P., its sole member

  By: Icahn Enterprises G.P. Inc., its general partner

ICAHN ENTERPRISES HOLDINGS L.P.

  By: Icahn Enterprises G.P. Inc., its general partner

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Executive Officer

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

CARL C. ICAHN

By:	/s/ Carl C. Icahn

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

EXHIBIT A

OWNERSHIP OF EXISTING STOCKHOLDER SHARES

Direct Beneficial Owner	Number of Existing Stockholder Shares
Icahn Partners LP	9,889,908 shares of Company Common Stock
Icahn Partners Master Fund LP	6,840,052 shares of Company Common Stock
Indirect Beneficial Owner	—
Icahn Offshore LP	—
Icahn Onshore LP	—
Beckton Corp.	—
Icahn Capital LP	—
IPH GP LLC	—
Icahn Enterprises Holdings L.P.	—
Icahn Enterprises G.P. Inc.	—
Carl Icahn	—
Total	16,729,960 shares of Company Common Stock

EXHIBIT B

FORM OF JOINDER TO VOTING AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Voting and Support Agreement dated as of November 7, 2020 (the “Voting Agreement”) by and among TRATON SE, a Societas Europaea, Dusk Inc, a Delaware corporation and the stockholders of the Company that are party thereto as the same may be amended, supplemented or otherwise modified from time to time. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Voting Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” under, the Voting Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Voting Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Voting Agreement, but only with respect to the Covered Stockholder Shares that are the subject of the Permitted Transfer.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [●] [●], 20[●]

By:
Name:
Title:

Address for Notices: